Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)   Registration Statements (Form S-3 No. 333-202807 and 333-209367) of Egalet Corporation,

(2)   Registration Statements (Form S-8 No. 333-194946 and 333-204987) pertaining to the 2013 Stock-based Incentive Compensation Plan of Egalet Corporation,

of our report dated March 11, 2016, with respect to the consolidated financial statements of Egalet Corporation included in this Annual Report (Form 10-K) of Egalet Corporation for the year ended December 31, 2015.

/s/Ernst & Young LLP

Philadelphia, PA

March 11, 2016